Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration No. 333-180329) and Form S-8 (Registration No. 333- 99974, Registration No. 333-86145, Registration No. 333-82772, Registration No. 333-72182, Registration No. 333-98971, Registration No. 333-124422, Registration No. 333-142835 and Registration No. 333-181308) of Arch Capital Group Ltd. and its subsidiaries of our report dated February 27, 2015 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
February 27, 2015